Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-6436 of Enbridge, Inc. on Form S-8 of our report relating to the financial statements and supplemental information of the Enbridge Employee Services, Inc. Employee’s Saving Plan (the Plan) dated June 24, 2013 appearing in this Annual Report on Form 11-K of the Plan for the year ended December 31, 2012.

/s/ McConnell & Jones LLP

Houston, Texas

June 24, 2013